AMERITRADE TO ACQUIRE TD WATERHOUSE U.S.A.

Expects Annualized Gross Synergies of $578 Million

Six Dollars Per Share Dividend for Ameritrade Shareholders

Catapults Ameritrade Into Long-term Investor Segment, Providing
A More Diversified Revenue Mix

Joe Moglia to Remain as CEO of TD Ameritrade

Omaha, Neb., and Toronto, Canada — June 22, 2005 — Ameritrade Holding Corporation (NASDAQ:AMTD) and TD Bank Financial Group (NYSE:TD) today announced that they have entered into a definitive agreement for Ameritrade to acquire TD’s U.S. brokerage business, TD Waterhouse U.S.A. The transaction combines highly complementary franchises to create the largest online retail broker as measured by the average number of retail equity trades per day, with the scale, breadth and financial strength to be a leading player in the increasingly competitive and consolidating investor services industry. The combined company will operate under the name TD Ameritrade.

Financial and Operational Highlights

Ameritrade expects the acquisition to be accretive within twelve months and expects to realize approximately $578 million of annualized gross synergies1, including cost savings and increased revenue opportunities, within six quarters after the closing.

Management of Ameritrade and TD believe that had the two companies operated as a single entity for the twelve months ended March 2005 with the full benefit of the expected synergies, it would have achieved the following:

•	Average client trades per day of approximately 239,000, the highest in the industry[2];

•	Pre-tax margin of approximately 52 percent, the highest pre-tax margin of its publicly traded peers[3];

•	Annual revenue of more than $1.8 billion;

•	Annual net income of $557 million, or $0.92 per diluted share, representing 39 percent accretion over Ameritrade on a stand-alone basis for that same time period;

•	Third largest provider of services to Registered Investment Advisors with more than $42 billion in assets under custody[4];

•	Third largest account base in the industry with approximately 5,931,000 total accounts; 3,248,000 qualified accounts[5] ;

•	Client assets of approximately $219 billion; and

•	Client margin balances of approximately $7.3 billion.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

Terms of the Deal

The principal terms of the transaction include the following:

•	In exchange for the U.S. brokerage business of TD Waterhouse U.S.A., TD Bank Financial Group will receive approximately 32 percent ownership in TD Ameritrade;

•	Ameritrade shareholders will receive a special cash dividend of $6.00 per share, subject to closing. The dividend will be funded with additional Ameritrade borrowings, excess cash and from capital contributed to TD Waterhouse U.S.A. by TD Bank Financial Group prior to closing;

•	TD Bank Financial Group will acquire Ameritrade’s Canadian brokerage operations for $60 million (U.S.) in cash; and

•	Joe Moglia will become chief executive officer of TD Ameritrade.

In connection with the transaction, Ameritrade, TD Bank Financial Group and members of the Ricketts family entered into a shareholder agreement generally relating to corporate governance and stock ownership matters. Principal terms include:

•	A twelve member classified board, including three designees of the Ricketts family, five designees of TD Bank Financial Group, the chief executive officer of TD Ameritrade and three independent directors. The number of directors that the Ricketts family and TD Bank Financial Group may designate will be reduced if their stock ownership falls below specified levels.

•	Immediately following closing, TD Bank Financial Group will commence a tender offer for an additional 7.9 percent of outstanding shares at a price of $16 per share, ex-dividend. J. Joe Ricketts may also participate in a tender offer.

•	TD Bank Financial Group has agreed, with certain exceptions, to limit their ownership to a maximum of 39.9 percent for three years from the closing and to a maximum of 45 percent from years four through ten. J. Joe Ricketts has agreed to limit the family ownership to 29 percent for ten years from closing.

The initial board of directors will include J. Joe Ricketts, Ameritrade founder and chairman of the combined company, vice-chairman Ed Clark, the CEO of TD Bank Financial Group, TD Ameritrade CEO Joe Moglia, J. Peter Ricketts, president and chief operating officer of TD Ameritrade and Thomas S. Ricketts. The remaining TD representatives and three independent members will be selected prior to closing.

The strategic transaction combines Ameritrade’s scalability and operating leverage with TD Waterhouse U.S.A.’s diversified products and offerings providing a broad range of financial services from active traders to those seeking advice. With full realization of synergies, management expects to increase pre-tax margin even with the added scale of a branch network, as well as grow net income with minimal additional exposure to credit or interest rate risk.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

“The acquisition of TD Waterhouse U.S.A. is the right deal for Ameritrade,” said Joe Moglia, chief executive officer of Ameritrade. “This opportunity accelerates our long-term investor strategy with access to branches and advice, while maintaining an industry leading pre-tax margin. We expect that it will create significant value for shareholders by generating substantial cost synergies and deliver a more diverse revenue mix by shifting to an asset-gathering model. This exciting combination builds upon Ameritrade’s strong track record as a leading industry consolidator and creates an even more robust platform for future consolidation and growth.”

“This transaction is a strategic and natural one for TD Bank Financial Group, as it provides immediate value to shareholders, reaffirms our commitment to the on-line brokerage business and extends our opportunities for further growth in the U.S.,” said Ed Clark, president and chief executive officer of TD Bank Financial Group. “By having our strong TD Waterhouse U.S.A. franchise become part of Ameritrade, TD has gained a significant stake in a powerful industry leader; a stake that gives us the opportunity to actively contribute to the strategic direction as TD Ameritrade grows and strengthens the TD brand in the U.S. Consistent with our history of aligning with well-run companies, Ameritrade has a strong management team whose expertise will benefit clients and shareholders alike,” added Clark.

J. Joe Ricketts and certain other stockholders of Ameritrade, who collectively own approximately 34 percent of Ameritrade’s common stock, have agreed to vote in favor of the transaction.

The transaction is subject to approval by Ameritrade stockholders, regulatory approvals in both Canada and the U.S. and customary closing conditions. The companies expect the transaction to close in approximately six months.

Citigroup is serving as financial advisor and Wilson Sonsini Goodrich & Rosati is serving as legal advisor to Ameritrade. Goldman Sachs and TD Securities are serving as financial advisors and Simpson Thacher & Bartlett LLP is serving as legal advisors to TD Bank Financial Group.

Conference Call/Webcast

Ameritrade will host a conference call for shareholders and analysts this afternoon, June 22, 2005, at 2:30 p.m. ET to discuss the announcement. The call is expected to last approximately one hour and will feature a presentation by Ameritrade CEO Joe Moglia, Ameritrade chief financial officer Randy MacDonald and brief remarks by TD Bank Financial Group president and CEO Ed Clark. Immediately following the Ameritrade call, TD Bank Financial Group will host a call for its shareholders and analysts (using the same telephone number and webcast coordinates) featuring a presentation by Ed Clark and TD’s chief financial officer Dan Marinangeli. Participants of the Ameritrade call are welcome to remain on the line for the second call.

A live webcast of the conference call will be available online at Ameritrade Holding Corporation’s Web site, www.amtd.com as well as TD Bank Financial Group’s Web site, www.td.com/investor/index.jsp. Participants may also listen to the conference call, by dialing 1-888-818-8365 within the U.S., or 1-706-679-8476 for international.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,6 a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the Barron’s 2005 Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.

About TD Waterhouse

TD Waterhouse Group, Inc., provides investors and financial advisors with a broad range of brokerage, mutual fund, banking, and other consumer financial products. Worldwide, TD Waterhouse currently has 3.2 million active customer accounts. TD Waterhouse is a wholly-owned subsidiary of The Toronto-Dominion Bank (NYSE/TSE:TD) and part of TD Bank Financial Group. For more information please visit www.tdwaterhouse.com.

About TD Bank Financial Group

Marking 150 years of service to Canadians in 2005, The Toronto-Dominion Bank and its subsidiaries are collectively known as TD Bank Financial Group. TD Bank Financial Group serves more than 14 million customers in four key businesses operating in a number of locations in key financial centres around the globe: Canadian Personal and Commercial Banking including TD Canada Trust; Wealth Management including the global operations of TD Waterhouse; Wholesale Banking, including TD Securities; and U.S. Personal and Commercial Banking through TD Banknorth. TD Bank Financial Group also ranks among the world’s leading on-line financial services firms, with more than 4.5 million on-line customers. TD Bank Financial Group had CDN$359 billion in assets, as of April 30, 2005. The Toronto-Dominion Bank trades on the Toronto and New York Stock Exchanges under the symbol “TD.” TD Waterhouse Discount Brokerage, TD Waterhouse Financial Planning, and TD Waterhouse Private Investment Advice are divisions of TD Waterhouse Canada Inc., a subsidiary of The Toronto-Dominion Bank. To learn more please visit www.td.com.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties. For example, statements related to expected synergies of TD Ameritrade, including cost savings and revenue opportunities, and the timing of the synergy realization; the expected accretive nature of the transaction and the timing of the accretion; the expected financial and operational performance of TD Ameritrade, including increased net income and pre-tax margin; industry rankings and competitive position; realization of Ameritrade’s strategy; the service offerings of TD Ameritrade; the expected benefits to stockholders and customers; credit and interest rate risk; execution of integration plans; management and organizational structure; the dividend to be paid to Ameritrade stockholders; timing of the closing; future consolidation and growth; and other statements that are not historical facts, are all forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. Various factors could cause actual results to differ materially from those anticipated by the forward-looking statements. These factors include the possibility that the necessary stockholder and regulatory approvals are not obtained; that the transaction does not close when expected or at all, or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that financing will not

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

be available to fund the dividend or, if available, will be at a higher interest rate than expected; prior to the closing of the proposed transaction, the businesses of the companies suffer due to uncertainty; that TD Ameritrade is unable to transition customers, successfully execute its integration strategies, or achieve planned synergies, or that the occurrence of these events takes longer than expected; that management is unable to accurately forecast the anticipated financial results of TD Ameritrade or the timing of when those results will be realized; that TD Ameritrade is unable to compete successfully in this highly competitive and rapidly changing marketplace; that the parties are unable to retain employees that are key to the operations of the combined business; and that TD Ameritrade is unable to identify and realize future consolidation and growth opportunities. These and other risks that could cause actual results to differ materially from those described in the forward-looking statements are detailed from time to time in the documents filed by Ameritrade with the Securities and Exchange Commission, including Ameritrade’s most recent form 10-K and 10-Q.

1 Last twelve months ended March 2005. Synergies expected to be realized over the 18 month period after closing (Yr1: 40%, Yr2: 90%, Yr3: 100%).

2 For the quarter ended March, 2005. Source: Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended 03/05. The numbers for E*Trade are retail daily average revenue trades, which excludes professional trades. The numbers for Schwab are daily average revenue trades, which includes all client trades that generate commission revenue or revenue from principal mark-ups (i.e., fixed income), including trades of equities, options, fixed income securities, and mutual funds that generate transaction fees, and excluding Mutual Fund OneSource trades and other asset-based trades. The numbers for AMTD and TD Waterhouse U.S.A. are average daily trades, which include all client trades of equities, options, mutual funds and debt instruments.

3 Source: Pre-tax margin in Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the last twelve months ended 03/05.

4 Cerulli Associates May, 2005, RIA Service Agent Survey

5 Source: Total account values listed in Ameritrade, Waterhouse, E*Trade, and Schwab reports publicly filed by each entity for the quarter ended 03/05. Total Accounts for Ameritrade include all open client accounts (funded and unfunded), except clearing accounts. Total accounts for TD Waterhouse U.S.A. include all funded client accounts. Qualified Accounts include all open client accounts with a total liquidation value greater than or equal to $2,000, except clearing accounts. See Glossary of Terms on the Company’s web site at www.amtd.com for additional information.

6 Ameritrade, Inc., member NASD/SIPC

Additional Information and Where to Find It

In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68124, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.

Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

The tender offer for outstanding shares of Ameritrade common stock described in this announcement has not commenced. At the time the tender offer is commenced, The Toronto-Dominion Bank and J. Joe Ricketts, if he participates in the tender offer, will file a tender offer statement on Schedule TO with the SEC, and Ameritrade will file a solicitation/recommendation statement on Schedule 14D-9. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that Ameritrade’s security holders should read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Ameritrade’s security holders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC in connection with the tender offer) will be available at no charge on the SEC’s web site at www.sec.gov.

At Ameritrade	At TD Bank Financial Group
Donna Kush	Kelly Hechler
Managing Director, Corporate Communications	Manager, Media Relations
(402) 827-8931	(416) 982-2469
dkush@ameritrade.com	kelly.hechler@td.com

For Media	For Investors and Analysts
Kim Hillyer	Scott Lamb
(402) 827-8654	Vice President, Investor Relations
khillyer@ameritrade.com	(416) 982-5075
scott.lamb@td.com
For Investors and Analysts
Dave Pleiss
Director, Investor Relations
(402) 597-5658
dpleiss@ameritrade.com

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com